Exhibit 99.1

NEWS ANNOUNCEMENT	For Immediate Release

NEXSTAR BROADCASTING GROUP REPORTS FOURTH QUARTER

AND FULL YEAR 2007 OPERATING RESULTS

- Q4 Net Revenue of $71.6 Million Exceeds High End of Guidance Range -

- Reports Record Setting Full Year Net Revenue -

Irving, TX – March 6, 2008—Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the fourth quarter and year ended December 31, 2007.

Summary 2007 Fourth Quarter Highlights:

Net revenue for the quarter ended December 31, 2007 was $71.6 million compared to $77.2 million in the fourth quarter of 2006.

Income from operations was $12.7 million for the three months ended December 31, 2007 compared with $18.9 million in the quarter ended December 31, 2006. The Company reported a net loss per diluted share of $0.09 for the three months ended December 31, 2007 compared to net income per diluted share of $0.16 in the fourth quarter of 2006.

Broadcast cash flow totaled $28.2 million in the fourth quarter of 2007 compared with $33.8 million for the same period in 2006. EBITDA totaled $24.1 million for the fourth quarter of 2007, compared to $29.3 million in the fourth quarter of 2006, while free cash flow was $9.8 million in the fourth quarter of 2007, compared with $12.4 million in the fourth quarter of 2006.

Summary 2007 Full Year Highlights:

For the 2007 full year, net revenue was $266.8 million, a $1.6 million increase over $265.2 million for 2006. Income from operations was $40.5 million for the year ended December 31, 2007 compared with $45.9 million for the year ended December 31, 2006. The Company reported a net loss per diluted share of $0.70 for 2007, compared with a net loss per diluted share of $0.32 for 2006.

Broadcast cash flow in 2007 was $98.5 million compared to $103.1 million for 2006. EBITDA totaled $85.1 million for 2007 compared to $88.5 million for 2006, while free cash flow rose to $28.0 million in 2007, a $0.4 million increase over 2006.

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Nexstar Broadcasting Group Q4 2007 Results, 3/6/08	page 2

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Our impressive fourth quarter results exceeded our guidance as well as consensus expectations for the period. Nexstar is leveraging its core business into new sources of revenue growth and is successfully overcoming the ‘odd year/even year’ revenue disparity caused by political advertising.

“In 2007 Nexstar generated approximately $4.3 million of gross political revenue compared to $27.0 million in 2006. Nevertheless, we finished 2007 with record annual net revenue of $266.8 million and free cash flow of $28.0 million. Retransmission consent revenue grew over 25% in 2007 to $17.2 million and we generated over $5.1 million in new media revenue in 2007 in our first year of this initiative. These factors, combined with our accretive acquisition of WTAJ-TV in Johnstown/Altoona, PA in December of 2006, helped minimize the cyclical impact of lower political revenues in 2007.

“Nexstar is recognized for its innovative virtual duopolies, local news leadership, groundbreaking negotiations of retransmission consent agreements and differentiated approach to new media. In this regard, we continue to adapt, innovate and anticipate the needs of consumers and advertisers and recently launched our ‘nexstarGREEN’ and ‘DTV Answers’ campaigns. While both of these initiatives are focused on localism and serving our viewers, they are also being embraced by advertisers and sponsors resulting in new revenue channels for Nexstar.

“Nexstar expects to achieve record operating results in 2008. We’ll benefit from significant levels of political spending as candidates bring their agendas to viewers and voters. Year over year increases in core and political advertising and continued growth from all of our new revenue sources will translate into meaningful revenue gains and will drive record setting BCF, EBITDA and free cash flow. Our strategy is to deploy 2008 free cash flow to complete both our digital television build out and to significantly reduce debt. We’ll end 2008 with the lowest debt leverage ratio in the Company’s history and we will have completed our digital television capital expenditure program. As such, Nexstar will enter 2009 positioned to generate significant free cash flow.”

Same-Station Results

On a same-station basis, our 2007 fourth quarter net revenue was $68.1 million compared with $77.2 million in the fourth quarter of 2006, a decrease of 11.8%, while EBITDA was $22.3 million, compared with $29.3 million in the same period of 2006. On a same-station basis, our 2007 full year net revenue was $255.0 million compared with $265.2 million for the same period of 2006, while EBITDA was $80.0 million for 2007 full year compared with $88.5 million in the same period of 2006. Same-station results exclude the operating results from WTAJ-TV, the CBS affiliate serving the Johnstown-Altoona, Pennsylvania market, which was acquired on December 29, 2006.

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Nexstar Broadcasting Group Q4 2007 Results, 3/6/08	page 3

Outstanding Debt

The Company’s total debt at December 31, 2007 was $681.2 million, compared to $681.1 million at December 31, 2006. The total debt figures include the accreted value of the Company’s 11.375% notes, which do not become interest paying until April 2008. As of December 31, 2007 and 2006, total bank debt under Nexstar’s and Mission Broadcasting, Inc.’s senior credit facilities was $356.7 million and $370.1 million, respectively.

As defined in the Company’s credit agreement, consolidated total debt was $539.7 million at December 31, 2007, net of allowable cash on hand of $15.0 million. The Company’s total leverage ratio at December 31, 2007 was 6.27x compared to a permitted leverage covenant of 7.0x. Covenants under the Company’s credit agreement exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which accreted to $126.5 million as of December 31, 2007.

The Company projects that its total debt leverage ratio at year-end 2008 will be less than 5.5x compared to its permitted leverage covenant of 6.50x at December 31, 2008.

Total interest expense in the fourth quarter of 2007 was $13.8 million, compared to $13.5 million for the same period in 2006. Cash interest expense for the fourth quarter of 2007 was $10.0 million, compared to $9.6 million for the same period in 2006. Cash interest expense excludes non-cash interest expense related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 7% senior subordinated notes.

Completed Acquisition

On January 16, 2008, Mission Broadcasting, Inc. closed on its acquisition of KTVE-TV, the NBC affiliate serving the Monroe, Louisiana/El Dorado, Arkansas, market, for total consideration of $7.8 million, exclusive of transaction costs, from Piedmont Television Holdings, LLC. Upon closing the purchase of KTVE-TV, Mission entered into a joint sales agreement and shared services agreement with Nexstar-owned KARD-TV, the Fox affiliate in the market.

Summary 2008 First Quarter Outlook

Nexstar today issued the outlook below for the three-month period ending March 31, 2008.

(in millions)	Three Months Ended March 31,
	2008 Estimate	2007 Actual	Approximate Change
Net Revenue	$63.5 - $65.0	$62.1	2.3% - 4.7%
Station Operating Expenses	$42.5 - $43.5	$41.3	2.9% - 5.3%
Corporate Overhead	$3.0 - $ 3.3	$3.0	0.0% - 10.0%

Net revenue is comprised of gross local, national and political advertising revenue, revenue related to retransmission agreements, new media, trade and barter revenue, and other sources of revenue, less agency commissions.

Station operating expenses include the direct expenses, trade and barter expense and program amortization costs associated with the operation of the Company’s television stations.

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Nexstar Broadcasting Group Q4 2007 Results, 3/6/08	page 4

The Company’s financial outlook for the quarter ended March 31, 2008 is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Fourth Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. EST today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 888/391-0081 (212/676-5368 for international callers); no access code is needed. A replay of the call will be available through March 11, 2008 by dialing 800/633-8284 (402/977-9140 for International callers) and entering access code 21375409.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset exchange and loss (gain) on asset disposal, net, minus broadcast rights payments.

EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset exchange, loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, EBITDA and free cash flow results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q4 2007 Results, 3/6/08	page 5

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 50 television stations in 29 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 8.25% of all U.S. television households.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Matthew E. Devine	Joseph Jaffoni, Ratula Roy
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

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Nexstar Broadcasting Group Q4 2007 Results, 3/6/08	page 6

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net revenue (1)	$71,555	$77,194	$266,801	$265,169

Operating expenses (income):
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	17,346	16,511	68,112	64,358
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	19,066	19,331	73,425	70,705
Loss (gain) on asset exchange	(427)	—	(1,962)	—
Loss (gain) on asset disposal, net	120	136	(17)	639
Trade and barter expense	4,928	5,411	18,423	18,717
Corporate expenses	4,053	4,456	13,348	14,588
Amortization of broadcast rights, excluding barter	2,228	2,026	9,050	8,091
Amortization of intangible assets	6,362	6,012	25,671	24,135
Depreciation	5,186	4,438	20,209	18,086

Total operating expenses	58,862	58,321	226,259	219,319

Income from operations	12,693	18,873	40,542	45,850
Interest expense, including amortization of debt financing costs	(13,762)	(13,453)	(55,040)	(51,783)
Interest income	146	305	532	760

Income (loss) before income taxes	(923)	5,725	(13,966)	(5,173)
Income tax expense	(1,682)	(1,121)	(5,807)	(3,819)

Net income (loss)	$(2,605)	$4,604	$(19,773)	$(8,992)

Basic and diluted net income (loss) per share	$(0.09)	$0.16	$(0.70)	$(0.32)
Basic and diluted weighted average number of shares outstanding	28,408	28,387	28,401	28,376

(1)	Includes total retransmission consent compensation and retransmission advertising of approximately $4.6 million and $4.1 million for the three months ended December 31, 2007 and 2006, respectively, and $17.2 million and $13.7 million for the year ended December 31, 2007 and 2006, respectively.

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Nexstar Broadcasting Group Q4 2007 Results, 3/6/08	page 7

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow and EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income from operations	$12,693	$18,873	$40,542	$45,850
Add:
Depreciation	5,186	4,438	20,209	18,086
Amortization of intangible assets	6,362	6,012	25,671	24,135
Amortization of broadcast rights, excluding barter	2,228	2,026	9,050	8,091
Loss (gain) on asset exchange	(427)	—	(1,962)	—
Loss (gain) on asset disposal, net	120	136	(17)	639
Corporate expenses	4,053	4,456	13,348	14,588
Less:
Payments for broadcast rights	2,062	2,175	8,376	8,284

Broadcast cash flow	$28,153	$33,766	$98,465	$103,105
Less:
Corporate expenses	4,053	4,456	13,348	14,588

EBITDA	$24,100	$29,310	$85,117	$88,517

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income from operations	$12,693	$18,873	$40,542	$45,850
Add:
Depreciation	5,186	4,438	20,209	18,086
Amortization of intangible assets	6,362	6,012	25,671	24,135
Amortization of broadcast rights, excluding barter	2,228	2,026	9,050	8,091
Loss (gain) on asset exchange	(427)	—	(1,962)	—
Loss (gain) on asset disposal, net	120	136	(17)	639
Non-cash stock option expense	595	339	2,009	1,598
Less:
Payments for broadcast rights	2,062	2,175	8,376	8,284
Cash interest expense	10,037	9,621	40,575	38,182
Capital expenditures	4,905	7,613	18,541	24,354
Cash income taxes, net of refunds	—	5	51	36

Free cash flow	$9,753	$12,410	$27,959	$27,543

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